UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2024

CHINA PHARMA HOLDINGS, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road

Haikou, Hainan Province, China 570216

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CPHI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 22, 2024, China Pharma Holdings, Inc. (the “Company”) held its annual stockholders’ meeting for the fiscal year ended December 31, 2023 (the “Annual Meeting”). Holders of 9,688,133 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing approximately 52% of the total outstanding shares of common stock and therefore constituting a quorum of more than one-third of the shares outstanding and entitled to vote at the Annual Meeting as of the record date of November 1, 2024.

The final voting results for the matters submitted to a vote of stockholders at the meeting are as follows.

1.	A proposal to elect five director nominees to our Board of Directors:

Independent Director’s Name	Votes For	Votes Withheld
Zhilin Li	9,369,099	19,508
Heung Mei Tsui	9,369,099	19,508
Gene Michael Bennett	9,368,708	19,899
Yingwen Zhang	9,368,681	19,926
Baowen Dong	9,368,705	19,902

Pursuant to the foregoing votes, Zhilin Li and Heung Mei Tsui were elected to serve as our non-independent directors until the date of the annual shareholders meeting in three years and until their respective successors are duly elected and qualified. Gene Michael Bennett, Yingwen Zhang and Baowen Dong were elected to serve as our independent directors until the next annual meeting and until their successors are elected and qualified.

2.	A proposal to adopt the Amendment No.2 to the Company’s Amended and Restated 2010 Long-Term Incentive Plan:

Votes For	Votes Against	Abstentions
9,365,051	23,322	234

Pursuant to the foregoing votes, the Amendment No.2 to the Company’s Amended and Restated 2010 Long-Term Incentive Plan was approved and adopted.

3.	A proposal to amend the Company’s Articles of Incorporation to effect a reverse stock split, as needed at a ratio between 1:10 and 1:20, such that every holder of common stock, par value $0.001 per share, of the Company, shall receive one share of common stock for pro rata twenty shares of common stock held:

Votes For	Votes Against	Abstentions
9,454,428	233,537	168

Pursuant to the foregoing votes, an amendment to the Company’s Articles of Incorporation to effect a reverse stock split, as needed at a ratio between 1:10 and 1:20, such that every holder of common stock, par value $0.001 per share, of the Company, shall receive one share of common stock for pro rata twenty shares of common stock held was approved and adopted. Despite of the foregoing, the Board of the Directors has the discretion to decide if and when to effect the reverse stock split.

4.	A proposal to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions
9,364,170	11,737	12,700

Pursuant to the foregoing votes, the compensation of the Company’s named executive officers was approved and adopted.

5.	A proposal to select, on a non-binding, advisory basis, the frequency of conducting future stockholder advisory votes on named executive officer compensation:

Votes For One Year	Votes For Two Years	Votes For Three Years	Abstentions
255,875	171	9,128,856	3,705

Pursuant to the foregoing votes, conducting stockholder advisory votes on named executive officer compensation for every three years was approved and adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2024

CHINA PHARMA HOLDINGS, INC.

By:	/s/ Zhilin Li
	Name:	Zhilin Li
	Title:	President and Chief Executive Officer